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                                                                    EXHIBIT (n)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees and Shareholders
   Van Kampen American Capital Prime Rate Income Trust:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus.


Chicago, Illinois

November 12, 1997              /s/ KPMG Peat Marwick LLP